Exhibit 10.9

September ____, 2008

Gulfstream International Group, Inc.

3201 Griffin Road, 4th Floor,

Ft. Lauderdale, Florida 33312

Re:  Conversion of Debenture

Gentlemen:

Reference is made to a $1,000,000 Junior Subordinated Debenture of even date herewith (the “Debenture”) issued by Gulfstream International Group, Inc. (the “Company”) to Gulfstream Funding, LLC (the “Investor”).  Capitalized terms used herein that are defined in the Debenture shall have the same meanings herein as therein.

1.

Conversion of Debenture.  Notwithstanding anything to the contrary set forth in the Debenture, the Warrant or the Subscription Agreement, the Investor and its successors and assigns shall have the right to convert all or a portion of the principal amount outstanding under the Debenture into shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at a price of $3.00 per share in accordance with the terms and conditions hereof.

A condition to the exercise of such conversion right shall be the termination of rights to acquire 58,333 shares of Common Stock pursuant to the Warrant.

2.

Exercise of Conversion Right.  In order to exercise such conversion right, the Investor (or any such successor or assign) shall deliver written notice of the exercise to the Company accompanied by the Debenture and the Warrant.  Such notice shall specify the portion of the principal and/or interest under the Debenture to be converted.  Promptly following receipt of such notice, the Debenture and the Warrant, the Company shall deliver to the person indicated in such notice:

a.

a certificate in the name or names of the persons indicated in such notice for that number of shares of Common Stock equal to the quotient of the aggregate amount of principal and/or interest of the Debenture to be so converted divided by $3.00;

b.

if less than all of the principal amount of the Debenture shall have been converted, a new Debenture in a principal amount equal to the unconverted portion of the principal of the Debenture on which shall be noted the then accrued and unpaid interest under the Debenture after giving effect to the conversion of any interest under the Debenture; and

c.

a new Warrant to acquire that number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise in full of the Warrant prior to the exercise of such conversion right less 58,333 shares.

Please indicate your consent and agreement to the foregoing by executing a counterpart of this letter agreement and delivering it to the undersigned.

Respectfully,

GULFSTREAM FUNDING, LLC

By

Name:

Title:

Consented and agreed to as of the date

above written.

GULFSTREAM INTERNATIONAL GROUP, INC.

By

Name:

Title:

The undersigned agrees that the exercise of the conversion right with respect to the Debenture described in the foregoing letter agreement shall not be limited or restricted pursuant to that certain Subordination Agreement dated September ____, 2008 among the Company, the Investor and the undersigned.

SHELTER ISLAND OPPORTUNITY FUND LLC

By

Name:

Title: